Filed Pursuant to Rule 424(b)(3)

File Nos. 333-219412

Great-West Capital ChoiceTM Advisor

Great-West Capital ChoiceTM Select Advisor

Individual Single Premium Deferred

Index-Linked Annuity Contract

Issued by:

Great-West Life & Annuity Insurance Company

Supplement dated June 20, 2019

to the Prospectus dated April 26, 2019

This Supplement amends certain information contained in the Prospectus dated April 26, 2019.

Effective July 1, 2019, the Great-West Capital ChoiceTM Advisor Index-Linked Annuity and the Great-West Capital ChoiceTM Select Advisor Index-Linked Annuity will no longer be available for new sales.

This Supplement must be accompanied by, or read in conjunction with, the current Prospectus dated April 26, 2019.

Please read this Supplement carefully and retain it for future reference.